UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
         --------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 21, 2006


                                   KADANT INC.
             (Exact Name of Registrant as Specified in its Charter)



Delaware                        1-11406                               52-1762325
(State or Other           (Commission File Number)                 (IRS Employer
Jurisdiction                                                 Identification No.)
of Incorporation)


One Acton Place
Acton, Massachusetts                                                       01720
(Address of Principal Executive Offices)                              (Zip Code)

                                 (978) 776-2000
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities
         Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
         Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                   KADANT INC.


Item 1.01     Entry into a Material Definitive Agreement.

On January 21, 2006, Kadant Inc., a Delaware corporation ("Kadant"), on behalf of its wholly foreign owned enterprise formed in China (the "Kadant WFOE"), entered into an Asset Purchase Agreement (the "Purchase Agreement") with Jining Huayi Light Industry Machinery Co., Ltd. ("Huayi") to acquire substantially all the assets of Huayi for approximately $20 million, subject to adjustment.

Pursuant to the Purchase Agreement, at the closing 20% of the purchase price, or approximately $4 million, will be issued in escrow in the form of a standby letter of credit to secure certain post-closing and indemnification obligations of the sellers. The letter of credit may be drawn upon by the sellers over the next 18 months as certain obligations are satisfied.

The closing of the acquisition contemplated by the Purchase Agreement is subject to customary closing conditions, including regulatory approvals and the approval of Huayi's board of directors and shareholders, as well as Kadant's board of directors. The closing is expected to occur in the first quarter of 2006. Kadant expects to finance the acquisition through a combination of cash and borrowings, in China or under its existing $25 million revolver, which is part of Kadant's credit facility entered into with a consortium of banks with JPMorganChase Bank as administrative agent in May 2005.

The foregoing description of the transaction contemplated by the Purchase Agreement does not purport to be a complete statement of the parties' rights under the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to Kadant's Annual Report on Form 10-K. A copy of the press release announcing the execution of the Purchase Agreement is filed with this report as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.


     (c) Exhibits

      No.     Description
      ___     ___________

      99.1    Press Release issued by the Company on January 26, 2006.

                                   KADANT INC.

                                   SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            KADANT INC.


Date:  January 26, 2006                     By:    /s/ Thomas M. O'Brien
                                                   -----------------------------
                                                   Thomas M. O'Brien
                                                   Executive Vice President and
                                                   Chief Financial Officer